UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 18, 2006
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)
10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)
(858) 410-8000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On November 15, 2004, Gen-Probe Incorporated (“Gen-Probe”) entered into a License and Preferred Stock Acquisition Agreement (the “License Agreement”) with Qualigen, Inc. (“Qualigen”). Under the License Agreement, Gen-Probe paid Qualigen $1.0 million for an 18-month option to license, on an exclusive worldwide basis, Qualigen’s technology to develop and commercialize a NAT instrument designed for use at the point of sample collection based on Qualigen’s FDA-approved FastPack immunoassay system (the “Option”). If successfully developed, the portable instrument will use Gen-Probe’s NAT technology to detect, at the point of sample collection, the presence of harmful microorganisms, genetic mutations and other markers of diseases. Under the License Agreement, Gen-Probe also agreed to purchase shares of Qualigen preferred stock convertible into approximately 19.54% of Qualigen’s outstanding fully diluted common shares in the event of Gen-Probe’s exercise of the Option.
     On April 18, 2006, Gen-Probe obtained an exclusive worldwide license to the Qualigen technology pursuant to Gen-Probe’s exercise of the Option. In accordance with the terms of the License Agreement, Gen-Probe and Qualigen entered into a Preferred Stock Purchase Agreement pursuant to which Gen-Probe paid Qualigen $6,993,402 for the purchase of an aggregate number of shares of Qualigen Series D Convertible Preferred Voting Stock and Series D-1 Convertible Preferred Non-Voting Stock convertible into an aggregate of approximately 19.54% of Qualigen’s capital stock, on a fully diluted, as converted to common stock basis. Under the License Agreement, Gen-Probe also agreed to pay Qualigen up to $3.0 million in license fees based on achievement of development milestones, and agreed to pay royalties on any eventual product sales. Pursuant to the Series D Convertible Preferred Voting Stock Certificate of Designation, Gen-Probe is entitled to either, at Gen-Probe’s option, designate one representative to attend all meetings of Qualigen’s board of directors in a non-voting capacity or elect one member of the board of directors of Qualigen, as long as Gen-Probe holds at least a certain number of shares of Qualigen common stock (on an as converted basis).
     The License Agreement contains indemnification provisions for the benefit of each party. The License Agreement expires upon the last to expire of the Qualigen patent rights that are the subject of the License Agreement. Either party may terminate the License Agreement for uncured material breach by the other party or if the other party ceases to conduct business in the normal course, becomes insolvent or in the event of compulsory or voluntary liquidation or bankruptcy. Gen-Probe may terminate the License Agreement at any time upon prior written notice to Qualigen.
Forward-Looking Statements
     Any statements in this Current Report about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan, and would. For example, statements concerning new products, potential regulatory approvals and customer adoption are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of these risks, uncertainties and assumptions include but are not limited to: (i) the risk that Qualigen’s platform cannot be successfully adapted for NAT, (ii) the risk that the point of care, blood screening or industrial markets will not develop as expected, (iii) the risk that we may not be able to compete effectively, and (iv) the risk that we may not be able to maintain this collaboration or enter into new ones. The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we file with the SEC, including our most recent annual report on Form 10-K and all subsequent periodic reports. We assume no obligation and expressly disclaim any duty to update forward-looking statement to reflect events or circumstances after the date of this current report or to reflect the occurrence of subsequent events.
     A copy of the press release issued by the registrant with respect to this matter is furnished with this current report as Exhibit 99.1.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibit is furnished with this current report.

Exhibit
No.	Description
99.1	Press release of Gen-Probe Incorporated dated April 20, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated
	By:	/s/ R. William Bowen
Date: April 20, 2006		R. William Bowen
Vice President and General Counsel